SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 4, 2008

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 4, 2008, MSGI Security Solutions, Inc., a Nevada corporation (the “Company”), entered into a private placement transaction (the “Private Placement”) pursuant to which it issued warrants to purchase shares of its common stock, par value $.01 per share (“Common Stock”).

Set forth below is a summary of the Private Placement. This summary is not complete, and is qualified in its entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Subsequent to the execution of this transaction, it was decide by all parties that the terms and conditions of the transactions would be amended. Such amended terms and conditions are in final negotiations and execution at the time of this filing. It is the Company’s intention to file and amended Report on Form 8-K/A as soon as practical after the closing of the subsequent transactions.

On January 4, 2008 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional investors (the “Buyers”) pursuant to which the Company issued (i) warrants exercisable for 2,500,000 shares of Common Stock at an exercise price of $.50 per share (the “Series A Warrants”), and (ii) warrants exercisable for 2,500,000 shares of Common Stock at an exercise price of $2.50 per share (the “Series B Warrants” and together with the Series A Warrant, the “Warrants ”). The Buyers paid $1,250,000 for the Warrants of which $500,000 (the “Cash Portion”) was received by the Company and $750,000 is to be deposited with a bank to collateralize certain letters of credit described below. In connection with the Private Placement, the Company also entered into a put option agreement (the “Put Option Agreement”) and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated January 4, 2008.

The following is a brief summary of each of those agreements.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Buyer and the sale by the Company of the Warrants. The Securities Purchase Agreement contains representations and warranties of the Company and the Buyers that are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Buyers. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Securities Purchase Agreement contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

Within ten business days following the Closing Date, the Company is required to obtain irrevocable letters of credit (the “Letters of Credit”) issued in favor of the Buyers in an aggregate amount of $1,500,000 (the “LC Amount”) by a bank acceptable to the Buyers. The Letters of Credit may be drawn upon by the Buyers pursuant to the terms of the Put Option Agreement and must be maintained by the Company until the earlier of (i) the fifth anniversary of the Closing Date, (ii) the date the Put Option Agreement has terminated, and (iii) the date on which the LC Amount has been fully drawn upon by the Buyers.

The Securities Purchase Agreement also obligates the Company to indemnify the Buyer for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company and (3) certain third party claims.

The Warrants

The Series A Warrants are immediately exercisable and, in the aggregate, entitle the Buyers to purchase up to 2,500,000 shares of Common Stock at an exercise price of $.50 per share. The Series B Warrants are immediately exercisable and, in the aggregate, entitle the Buyers to purchase up to 2,500,000 shares of Common Stock at an exercise price of $2.50 per share. While each share of Common Stock issuable upon exercise of the Warrants is not registered for resale with the SEC or such registration statement is not available for resale, the holders of the Warrants may utilize a “cashless exercise.” The holders of the Warrants shall not have the right to exercise the Warrants to the extent that after giving effect to such exercise such holder would beneficially own in excess of 4.99% of the shares of Common Stock outstanding. The Warrants expire five (5) years following the Closing Date.

Anti-Dilution Protection

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Warrants is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock.

Fundamental Transactions

The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants. Upon the occurrence of a transaction involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black-Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities pro rata to holders of its Common Stock, any holder of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

The Put Option Agreement

The Company entered into the Put Option Agreement with the Buyers pursuant to which the Buyers may require the Company to purchase up to 250,000 shares of Common Stock (or the same number of Series A Warrants or a combination of shares of Common Stock and Series A Warrants) (the “Total Put Amount”) at a price per share (the “Put Price”) equal to (i) from the six month anniversary of the Closing Date until the one year anniversary thereof, $1.20, (ii) from the one year anniversary of the Closing Date until the two year anniversary of the Closing Date, $1.40, (iii) from the two year anniversary of the Closing Date until the three year anniversary of the Closing Date, $1.60, (iv) from the three year anniversary of the Closing Date until the four year anniversary of the Closing Date, $1.80 and (v) from the four year anniversary of the Closing Date of through the five year anniversary of Closing Date, $2.00 (with adjustments for any stock dividend, stock split, stock combination or other similar transaction). The Put Option Agreement is valid for a certain number of shares of Common Stock (or Series A Warrants) (the “Eligible Amount”) from the six month anniversary of the Closing Date to until the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date that is ten (10) trading days following the date on which the Company notifies the holders of Series A Warrants the market price of the Common Stock is at or above 1662/3% of the applicable Put Price. The Eligible Amount is equal to initially one-sixth (1/6) of the Total Put Amount (subject to adjustments for any stock dividend, stock split, stock combination or other similar transaction) commencing on the six month anniversary of the Closing Date and such amount increases on each monthly anniversary thereof by one-sixth (1/6) of the Total Put Amount, subject to certain limitations. The Put Price may be paid by the Company in shares of Common Stock, subject to certain limitations and restrictions. In addition, the Company’s obligation under the Put Option Agreement is secured by the Letters of Credit which may be drawn upon by a Buyer exercising its rights under the Put Option Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On January 4, 2008, the Company issued the Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $1,250,000.

The Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

Item 9.01 Financial Statements And Exhibits
(d) Exhibits
4.1	Put Option Agreement
4.2	Form of Warrant Agreement Series A
4.3	Form of Warrant Agreement Series B
10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: January 10, 2008	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III
Title: Chief Accounting Officer